UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 21, 2015

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROSS STORES, INC. 5130 Hacienda Drive, Dublin, California 94568 (925) 965-4400

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 21, 2015 and effective that same day, Mr. Stephen D. Milligan was elected as a member of the Board of Directors of Ross Stores, Inc. (the “Company”), to fill a newly created seat, with an initial term expiring at the Company’s 2015 Annual Stockholders Meeting. It is anticipated that Mr. Milligan will be named to one or more committees of the Board in conjunction with the upcoming Annual Stockholders Meeting in May. Mr. Milligan is an independent director under the corporate governance requirements of the Marketplace Rules of the Nasdaq Stock Market.

Mr. Milligan will receive cash compensation and will be granted restricted stock for his services on the Board of Directors and any applicable committees, in accordance with the Company’s standard fee arrangements and as approved by the Compensation Committee.

A copy of the press release announcing Mr. Milligan’s election is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	January 23, 2015 Press Release by Ross Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2015

ROSS STORES, INC.
Registrant

By: /s/J. Call
John Call
Executive Vice President, Finance and Legal and
Corporate Secretary